As filed with the Securities and Exchange Commission on July 15, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYOCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0922667
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Blvd.

San Diego, California 92121

Tel: (858) 909-2200

(Address of Principal Executive Offices)

2000 Stock Option Plan

2005 Equity Incentive Plan

2005 Non-Employee Directors’ Stock Option Plan

2005 Employee Stock Purchase Plan

(Full title of the plans)

Gregory M. Ayers, M.D., Ph.D.

CryoCor, Inc.

Chief Executive Officer

9717 Pacific Heights Blvd.

San Diego, California 92121

Tel: (858) 909-2200

Fax: (858) 909-2350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq.

Matthew T. Browne, Esq.

COOLEY GODWARD LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,086,474 shares (2)	$0.96 (3)	$1,043,015.04 (3)	$122.76

Common Stock, par value $0.001 per share	158,532 shares (4)	$11.00 (5)	$1,743,852.00 (5)	$205.25

Common Stock, par value $0.001 per share	193,548 shares (6)	$11.00 (5)	$2,129,028.00 (5)	$250.59

Common Stock, par value $0.001 per share	106,451 shares (7)	$11.00 (5)	$1,170,961.00 (5)	$137.82

Common Stock, par value $0.001 per share	161,290 shares (8)	$11.00 (5)	$1,774,190.00 (5)	$208.82

Total	1,706,295 shares	N/A	$7,860,046.04	$925.24

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the CryoCor, Inc. 2000 Stock Option Plan (the “2000 Plan”).
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the 1,086,474 shares of Common Stock reserved for future issuance upon the exercise of options outstanding under the 2000 Plan are calculated using a weighted average exercise price for such shares of $0.96 per share based on exercise prices for such shares ranging from $0.62 to $13.02 per share.
(4)	Represents shares of Common Stock reserved for issuance upon the exercise of options available for future grant under the 2000 Plan.
(5)	This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the price per share of the Registrant’s Common Stock in the initial public offering of Registrant’s Common Stock as set forth in the Registrant’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2005 pursuant to Rule 424(b) under the Securities Act.
(6)	Represents 193,548 shares of Common Stock reserved for future grant under the CryoCor, Inc. 2005 Equity Incentive Plan (the “2005 EIP”). The 2005 EIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 EIP on the first day of the Registrant’s fiscal year, from 2006 until 2015. The number of shares added each year will be equal to the lesser of: three percent of the fully-diluted shares of Common Stock outstanding on December 31 of the preceding fiscal year; 806,451 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.
(7)	Represents 106,451 shares of Common Stock reserved for future grant under the CryoCor, Inc. 2005 Non-Employee Directors’ Stock Option Plan (the “2005 NEDSOP”). The 2005 NEDSOP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 NEDSOP on the first day of the Registrant’s fiscal year, from 2006 until 2015. The number of shares added each year will be equal to the lesser of: the aggregate number of shares subject to options granted under the 2005 NEDSOP during the immediately preceding fiscal year; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.
(8)	Represents 161,290 shares of Common Stock reserved for future grant under the CryoCor, Inc. 2005 Employee Stock Purchase Plan (the “2005 ESPP”). The 2005 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2005 ESPP on the first day of the Registrant’s fiscal year, from 2006 until 2015. The number of shares added each year will be equal to the lesser of: one percent of the fully-diluted shares of Common Stock outstanding on December 31 of the preceding fiscal year; 322,580 shares of Common Stock; or a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s prospectus filed on July 14, 2005 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 (File No. 333-123841), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on July 1, 2005 (File No. 000-51410) under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for improper payment of dividends or redemptions of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director of the Registrant.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number
3.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation to become effective upon completion of Registrant’s initial public offering.

3.2(1)	Form of Registrant’s Amended and Restated Bylaws to become effective upon completion of Registrant’s initial public offering.

4.1(1)	Form of Common Stock Certificate of the Registrant.

4.2(1)	Amended and Restated Investors’ Rights Agreement dated June 4, 2003 between the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on signature page).

99.1(1)	2000 Stock Option Plan.

99.2(1)	2005 Equity Incentive Plan.

99.3(1)	2005 Non-Employee Directors’ Stock Option Plan.

99.4(1)	2005 Employee Stock Purchase Plan.

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-123841), originally filed with the Commission on April 5, 2005, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 14, 2005.

CRYOCOR, INC.

By:	/s/ GREGORY M. AYERS, M.D., PH.D.
Gregory M. Ayers, M.D., Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory M. Ayers, Edward F. Brennan and Gregory J. Tibbitts, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GREGORY M. AYERS, M.D., PH.D. Gregory M. Ayers, M.D., Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2005

/S/ GREGORY J. TIBBITTS Gregory J. Tibbitts	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2005

/S/ ROBERT ADELMAN, M.D. Robert Adelman, M.D.	Director	July 14, 2005

/S/ DAVID COONEY David Cooney	Director	July 14, 2005

/S/ JERRY C. GRIFFIN, M.D. Jerry C. Griffin, M.D.	Director	July 14, 2005

Arda M. Minocherhomjee, Ph.D.	Director

/S/ KURT C. WHEELER Kurt C. Wheeler	Director	July 14, 2005

EXHIBIT INDEX

Exhibit Number
3.1(1)	Form of Registrant’s Amended and Restated Certificate of Incorporation to become effective upon completion of Registrant’s initial public offering.

3.2(1)	Form of Registrant’s Amended and Restated Bylaws to become effective upon completion of Registrant’s initial public offering.

4.1(1)	Form of Common Stock Certificate of the Registrant.

4.2(1)	Amended and Restated Investors’ Rights Agreement dated June 4, 2003 between the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney (included on signature page).

99.1(1)	2000 Stock Option Plan.

99.2(1)	2005 Equity Incentive Plan.

99.3(1)	2005 Non-Employee Directors’ Stock Option Plan.

99.4(1)	2005 Employee Stock Purchase Plan.

(1)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 (File No. 333-123841), originally filed with the Commission on April 5, 2005, and incorporated herein by reference.